UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 13, 2014

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hanger, Inc. (the “Company”) announced that on August 13, 2014 the Company’s Board of Directors (the “Board”) elected Asif Ahmad as a director of the Company to serve until the 2015 annual meeting of stockholders of the Company and until his successor is elected and qualified.

Mr. Ahmad is the Chief Executive Officer and a director of Anthelio Healthcare Solutions, Inc., one of the largest independent providers of information technology and business process services to hospitals, physician practice groups and other healthcare providers. Mr. Ahmad served as a Senior Vice President and General Manager of Information and Technology Services at McKesson Specialty Health between 2010 and 2013.  From 2003 to 2010, he served as the Vice President of Diagnostic Services for the Duke University Health System and Medical Center, and he also held various faculty appointments at Duke University from 2004 to 2011. Prior to that, Mr. Ahmad served in various positions with Ohio State University Health System and Medical Center between 1992 and 2003, serving as Administrator and Chief Information Officer, Chief Technology Officer and the Chair of the Clinical Technology Council at the time of his departure.

Mr. Ahmad earned a bachelor’s degree in electrical engineering from the University of Engineering and Technology in Pakistan, a master’s degree in biomedical engineering from Ohio State University, and a master’s degree in business administration from Ohio State University.

As a non-employee director, Mr. Ahmad will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are as described in the Company’s proxy statement filed with the Securities and Exchange Commission.  Upon his election to the Board, Mr. Ahmad received a pro-rata portion of the annual cash retainer payable to directors, as well as a pro-rata portion of the 4,081 shares of restricted stock granted to each of the Company’s directors in 2014.

There is no arrangement or understanding between Mr. Ahmad and any other person pursuant to which Mr. Ahmad was elected as a director of the Company, and there are no transactions in which Mr. Ahmad has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Ahmad has not yet been appointed to serve as a member of any committee of the Board.

Mr. Ahmad was elected by the Board to fill a vacancy created by the Board when it increased the size of its Board from eight to nine directors pursuant to its authority to determine the size of the Board by resolution granted to it under the Amended and Restated By-Laws of the Company.

The Company issued on August 13, 2014 a press release announcing Mr. Ahmad’s election to the Board, which press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1                              Press release of Hanger, Inc. issued on August 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated:  August 13, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Hanger, Inc. issued August 13, 2014.